UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)

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☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☑	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☐	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12.

COMMAND CENTER, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMMAND CENTER, INC.
3901 N. Schreiber Way
Coeur d’Alene, Idaho  83815
Telephone:  208-773-7450

Coeur d’Alene, Idaho
October 23, 2014

Dear Shareholders:

It is our pleasure to invite you to the Annual Meeting of Shareholders of Command Center, Inc., to be held at Hampton Inn & Suites, 1500 Riverstone Drive, Coeur d'Alene, Idaho, 83814, on Thursday, December 11, 2014, at 10 a.m. (Pacific Standard Time).

The matters to be acted on during the meeting are described in the accompanying Notice of Annual Meeting and Proxy Statement. Subsequent to the formal meeting and its items of business at the Annual Meeting, I will discuss the significant developments occurring within the Company over the past year and share with you our plans for the future. You will have an opportunity to ask questions and express your views to the management of the Company. Members of the Board of Directors will also be present.

The Company is taking advantage of the Securities and Exchange Commission rules that allow us to provide proxy materials over the Internet. On or about October 28, 2014, we will begin mailing a Notice of Internet Availability of Proxy Materials to stockholders informing them that the Proxy Statement, 2013 Annual Report Form 10-K and voting instructions are available online.

As more fully described in that Notice, all stockholders may choose to access proxy materials on the Internet or may request paper copies of the proxy materials. We believe that utilizing the Internet reduces costs, provides greater flexibility to our shareholders, and conserves resources.

Whether or not you are able to attend the Annual Meeting in person, it is important that your shares be represented. Please vote your shares using the Internet or by requesting a printed copy of the proxy materials and completing and returning by mail the proxy card you will receive in response to your request. Instructions on each of these voting methods are outlined in the enclosed Proxy Statement. Please vote as soon as possible.

I look forward to seeing each of you at the shareholders meeting.

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting of Shareholders, we urge you to vote and submit your proxy over the Internet (see below for instructions) or mail so that a quorum may be represented at the meeting. Any person giving a proxy has the power to revoke it at any time, and stockholders who are present at the meeting may withdraw their proxies and vote in person.  If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

Very truly yours,

/s/ Bubba Sandford
Bubba Sandford, President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on December 11, 2014
The Notice of Annual Meeting and Proxy Statement and Annual Report to Shareholders are available at:

www.columbiastock.com/voting

Voting by the Internet is fast, convenient and your vote is immediately confirmed and posted. To vote by the Internet, first read the accompanying Proxy Statement and then follow the instructions below:

VOTE BY INTERNET

1.	Go to www.columbiastock.com/voting
2.	Follow the instructions provided.

PLEASE DO NOT RETURN THE ENCLOSED PAPER BALLOT IF YOU ARE VOTING OVER THE INTERNET

COMMAND CENTER, INC.
3901 N. Schreiber Way
Coeur d’Alene, Idaho  83815

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
December 11, 2014

To the Shareholders:

The Annual Meeting of Shareholders of Command Center, Inc., a Washington corporation, will be held at Hampton Inn & Suites, 1500 Riverstone Drive, Coeur d’Alene, Idaho, 83814, on Thursday, December 11, 2014, at 10 a.m. (Pacific Standard Time) for the following purposes:

1.	to elect five directors to serve until the next annual meeting of shareholders, and until their respective successors are elected and qualified;
2.	to ratify the selection of PMB Helin Donovan as the Company’s independent auditors for the fiscal year ending December 26, 2014;
3.	to approve, on a non-binding advisory vote, the compensation paid to our Named Executive Officers as disclosed in the attached 2014 Proxy Statement (commonly known as “Say-on-Pay”); and
4.	to transact such other business as may properly come before the meeting.

Our Board of Directors recommends a vote FOR items 1, 2, and 3.

Only shareholders of record at the close of business on October 17, 2014, will be entitled to notice of, and to vote at, the annual meeting and any adjournments thereof. Interested parties are encouraged to visit the Company’s website at www.commandonline.com for additional information. Information on our website does not form any part of the material for solicitation of proxies.

By Order of the Board of Directors,

/s/Ronald L. Junck
Ronald L. Junck, Secretary

Coeur d’Alene, Idaho
October 23, 2014

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting in person, please vote as promptly as possible using the internet or by requesting a printed copy of the proxy materials and completing and returning by mail the proxy card you will receive in response to your request. This is important for the purpose of ensuring a quorum at the meeting. Any person giving a proxy has the power to revoke it at any time, and stockholders who are present at the meeting may withdraw their proxies and vote in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

COMMAND CENTER, INC.
3901 N. Schreiber Way
Coeur d’Alene, Idaho  83815

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
Thursday, December 11, 2014

INTRODUCTION

The Board of Directors of Command Center, Inc., a Washington corporation, (the “Company”) is soliciting your proxy to vote your shares at the 2014 Annual Meeting of Shareholders of the Company to be held at 10 a.m. (Pacific Standard Time) on Thursday, December 11, 2014, at Hampton Inn & Suites, 1500 Riverstone Drive, Coeur d'Alene, Idaho, 83814, and at any adjournment thereof (the “Annual Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting.  This Proxy Statement is designed to assist you in voting your shares.  We are first mailing this proxy statement on or about October 28, 2014.

Unless otherwise indicated, all dollar amounts in this Proxy Statement are in United States dollars.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 11, 2014

Our Notice of Annual Meeting, Proxy Statement and 2013 Annual Report on Form 10-K are available at: www.columbiastock.com/voting

PURPOSES OF ANNUAL MEETING

Election of Directors

At the Annual Meeting, shareholders entitled to vote (see “Voting at Annual Meeting”) will be asked to consider and take action on the election of Frederick J. Sandford, John Schneller, JD Smith, John Stewart and Jeff Wilson as directors to the Company’s Board of Directors to serve for a one-year term or until their successors are elected.  (See “Election of Directors”).

Ratification of Auditors

At the Annual Meeting, shareholders entitled to vote (see “Voting at Annual Meeting”) will be asked to consider and take action to ratify the appointment of independent auditors. (See “Ratification of Auditors”).

Advisory Vote on Executive Compensation (“Say-on-Pay”)

At the Annual Meeting, shareholders entitled to vote (see “Voting at Annual Meeting”) will be asked to provide an advisory vote to approve our executive compensation, as disclosed in this 2014 Proxy Statement.

Other Business

We may also transact other matters as may properly come before the Annual Meeting, postponement(s) or any adjournment(s) thereof.  (See “Other Matters”).

VOTING AT ANNUAL MEETING

General.  The close of business on October 17, 2014, has been fixed as the record date for determination of the shareholders entitled to notice of, and right to vote at the Annual Meeting (the “Record Date”).  As of the Record Date, there were issued and outstanding 65,472,868 shares of Common Stock entitled to vote. A majority of such shares will constitute a quorum for the transaction of business at the Annual Meeting. The holders of record on the Record Date of the shares entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. All action proposed herein may be taken upon a favorable vote of the holders of a majority of such shares of Common Stock represented at the Annual Meeting, provided a quorum is present at the meeting in person or by proxy.

Internet Voting. We are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. On October 28, 2014, we mailed a Notice of Internet Availability of Proxy Materials to certain of our shareholders. The Notice contains instructions about how to access our proxy materials and vote online or vote by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via e-mail unless you elect otherwise.

Proxies. Shares of Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated in such proxies.  If no instructions are indicated, such shares will be voted:  (1) FOR election of Frederick J. Sandford,  John Schneller, JD Smith, John Stewart and Jeff Wilson to the Company's Board of Directors; (2) FOR ratification of PMB Helin Donovan as independent auditors; (3) FOR the approval, on a non-binding advisory vote, of the compensation paid to our officers; and (4) AT the discretion of the proxy holder, any other matters which may properly come before the Annual Meeting.

Revocation of Proxies. A shareholder who has executed and returned a proxy may revoke it at any time before it is voted at the Annual Meeting by timely executing and returning, by Internet, mail, or in person at the Annual Meeting, a proxy bearing a later date; or by giving written notice of revocation to the Secretary of the Company at 3901 N. Schreiber Way, Coeur d’Alene, Idaho, 83815, prior to the Annual Meeting; or by attending the Annual Meeting and voting in person; or by delivering instruction to the Company via email and with written confirmation. A proxy is not revoked by the death or incompetence of the maker unless, before the authority granted thereunder is exercised, written notice of such death or incompetence is received by the Company from the executor or administrator of the estate or from a fiduciary having control of the shares represented by such proxy. Your right to revoke your proxy is not limited by or subject to compliance with a specified formal procedure, but you should follow one of the methods listed above so that the number of shares represented by proxy can be recomputed.  Attendance at the meeting, in and of itself, will not constitute a revocation of a proxy.

Inspector of Elections. Proxies and ballots will be received and tabulated by Columbia Stock Transfer Company, our transfer agent and the inspector of elections for the Annual Meeting.

Quorum. A quorum is necessary to hold a valid meeting. If shareholders entitled to cast at least a majority of all the votes entitled to be cast at the Annual Meeting are present in person or by proxy, a quorum will exist. Shares represented by proxies containing an abstention as to any matter will be treated as shares that are present and entitled to vote for purposes of determining a quorum. Similarly, shares held by brokers or nominees for the accounts of others as to which voting instructions have not been given for that matter and for which the broker does not have discretionary voting authority for that matter (“Broker Non-Votes”) will be treated as shares that are present and entitled to vote for purposes of determining a quorum. Brokers may exercise discretion to vote shares as to which instructions are not given with respect to the proposals regarding the election of directors and the ratification of the selection of the independent registered accounting firm.

Effect of Abstentions, Voting Requirements, Withheld Votes and Broker Non-Vote. The indication of an abstention on a proxy or the failure to vote either by proxy or in person will be treated as neither a vote “for” nor “against” the election of any director. Each of the other matters must be approved by the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote, assuming a quorum is present. Abstention from voting will have the practical effect of voting against these matters since it is one less vote for approval. The shares of a shareholder whose ballot on any or all proposals is marked as “abstain” will be included in the number of shares present at the Annual Meeting for the purpose of determining the presence of a quorum.

Broker Non-Votes, shares held by brokers or custodians for the accounts of others as to which voting instructions have not been given, will be treated as shares that are present for determining a quorum, but will not be counted for purposes of determining the number of votes cast with respect to a proposal. If you are the beneficial owner of shares held by a broker or other custodian, you may instruct your broker how you would like your shares voted through the voting instruction form included with this Proxy Statement.

If you wish to vote the shares you own beneficially at the meeting, you must first request and obtain a “legal proxy” from your broker or other custodian. If you choose not to provide instructions or a legal proxy, your shares are referred to as “uninstructed shares.” Prior to January 1, 2010, brokers and custodians were allowed to vote uninstructed shares in uncontested director elections. As of January 1, 2010, brokers and custodians can no longer vote uninstructed shares on your behalf in director elections. For your vote to be counted, you must submit your voting instruction form to your broker or custodian.

Proposal Number	Item	Votes Required for Approval	Abstentions	Uninstructed Shares
1	Election of Directors	Majority of shares cast	Not counted	Not voted
2	Ratification of Independent Auditors	Majority of shares cast	Not counted	Discretionary vote
3	Advisory vote on Executive Compensation	Majority of shares cast	Not counted	Discretionary vote

Record Date. Shareholders of record at the close of business on October 17, 2014, are entitled to vote at the Annual Meeting. On October 17, 2014, the Company had 65,472,868 shares of common stock outstanding. Each share of common stock entitles the holder thereof to one vote.

Discretionary Authority. If any nominee for director is unable to serve or for good cause will not serve, or if any matters not specified in this proxy statement come before the meeting, eligible shares will be voted as specified by the named proxies pursuant to discretionary authority granted in the proxy. At the time this Proxy Statement was printed, the Board of Directors was not aware of any other matters to be voted on.

Solicitation of Proxies. Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. The Company will bear the expense of preparing, printing and mailing this Proxy Statement and the proxies we solicit. Proxies will be solicited by mail and may also be solicited by directors, officers and employees in person.

Mailing and Forwarding of Proxy Materials. On or about October 28, 2014, we first mailed this proxy statement and the enclosed proxy card to shareholders. We will arrange with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of the common stock as of the record date and will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses that they incur as a result of forwarding the proxy materials. Your cooperation in promptly voting your shares and submitting your proxy will help avoid additional expense.

Executive Offices. The principal executive office of the Company is located at 3901 N. Schreiber Way, Coeur d’Alene, Idaho, 83815. The mailing address of the principal executive office is also 3901 N. Schreiber Way, Coeur d’Alene, Idaho, 83815. The telephone number for principal executive office of the Company is (208) 773-7450.

Future Shareholder Communications through the Internet.

Shareholders may elect to receive future notices of meetings, proxy materials and annual reports electronically through the Internet. The consent of shareholders who have previously consented to electronic delivery will remain in effect until withdrawn. To consent to electronic delivery:

●
shareholders whose shares are registered in their own name, and not in “street name” through a broker or other nominee, may simply log in to www.columbiastock.com/voting, the Internet site maintained by  Columbia Stock Transfer Company and follow the step-by-step instructions; and

●
shareholders whose shares are registered in “street name” through a broker or other nominee must first vote their shares using the Internet, at: www.proxyvote.com, the Internet site maintained by Broadridge Financial Solutions, Inc., and immediately after voting, fill out the consent form that appears on-screen at the end of the Internet voting procedure.

The consent to receive shareholder communications through the Internet may be withdrawn at any time to resume receiving shareholder communications in printed form.

PROPOSAL 1:          ELECTION OF DIRECTORS

Election of Directors

It is intended that the proxies solicited hereby will be voted for election of the nominees for directors listed below, unless authority to do so has been withheld. The Board of Directors knows of no reason why its nominees will be unable to accept election. However, if a nominee becomes unable to accept election, the Board will either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, proxies will be voted in favor of such nominee. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve as a director.

Under the current bylaws of the Company, the proposed term of office for which each nominee is a candidate is until the 2015 Annual Meeting of Shareholders or until his successor shall have been elected and shall have qualified.

The affirmative vote of the majority of the common shares represented at the meeting and entitled to vote is required for election of each of the directors.

Nominees

Five directors will be elected at the Annual Meeting, each to serve a one year term until the next annual meeting of shareholders and until each director’s successor shall be elected and shall qualify or until his earlier resignation, removal from office or death.

The names of the nominees, their principal occupations or employment and other data regarding each of them, based on information received from the respective nominees, are hereinafter set forth:

Frederick J. Sandford, age 52, was appointed as President and Chief Executive Officer of Command Center, Inc., on February 22, 2013, and was elected as a director at the Company’s 2013 shareholders meeting. Mr. Sandford has over 30 years of leadership experience as CEO, President, or General Manager, guiding businesses in various stages, including startups, turnarounds and wind downs. He has led companies in diverse industries, including technology, industrial fabrication, security services, waste management and retail.  Prior to joining the Company, he served as an independent consultant to Silicon Valley venture capitalists. From 2003-2005, he led the restructuring of The Environmental Trust, a land mitigation organization with 80 holdings, resulting in significant asset protection.  Mr. Sandford was awarded a full fellowship and earned his MBA from Cornell University while serving as the CEO of Student Agencies, America’s oldest student-run company. He earned a BA in Psychology from the University of Massachusetts at Amherst.  He is a former U.S. Navy SEAL.

John Schneller, age 49, was appointed to the Board on June 23, 2008. Mr. Schneller is currently Chief Financial Officer at iMedicor, Inc., a publicly-held New York based company and provider of comprehensive healthcare communications solutions.  Previously, he was Managing Director at the investment banking firm of Grandwood Securities, LLC. Prior to joining Grandwood, Mr. Schneller served from 2002 to 2007 as an investment analyst at Knott Partners, a multi-billion dollar, value-based, New York hedge fund. Mr. Schneller’s area of expertise was analysis and investing in micro-to-mid-cap securities with emphasis in the fields of intellectual property, technology, content distribution, nanotechnology, healthcare, non-bank financials, business services, brokers, asset managers and insurance companies, packaging and retail. Mr. Schneller received his Bachelor of Arts in History from the University of Massachusetts at Amherst, a Master's degree in Public Administration from Suffolk University and a Master's degree in Business Administration from the Johnson Graduate School of Management at Cornell University.

JD Smith, age 43, has been a member of our Board of Directors since December 10, 2012. Mr. Smith has worked in real estate investment, construction and development since 1982. Currently, Mr. Smith is the owner of Real Estate Investment Consultants, LLC, a turnkey investment service firm serving all sectors of real estate and investment and development businesses. He also serves on the Board of Directors of iMedicor, Inc., a publicly-held New York based company and provider of comprehensive healthcare communications solutions. From 2008 until 2012 he was Director of Development for CP Financial, a venture capital firm based in Scottsdale, Arizona. From 1993 until 2008 he developed over two dozen projects in the Phoenix Metro Area, acting through his companies JD Investments, Inc., The High Sonoran Group, Inc., and JD Smith Development, LLC. In 1990 he formed his first operating company to buy and maintain residential rental properties and obtained his real estate license. In 1993 he graduated from Arizona State University with a Bachelor’s of Science degree in Real Estate.

John Stewart, age 58, has been a director of the Company since November of 2013. He has been the President of Glacial Holdings, Inc. and Glacial Holdings LLC, private multi-family residential and commercial real estate holding companies, and of Glacial Holdings Property Management, Inc., a private property management company since 1992.  Through a number of private entities, Mr. Stewart is an investor in various business enterprises.  During the past nine years, he has served as the chair of the Advisory Board of the Bank of North Dakota, a director of Corridor Investors, LLC, the Minot Family YMCA and the Minot Vocational Adjustment Workshop, and as a trustee of the Oppen Family Guidance Institute.  Mr. Stewart was employed as a Certified Public Accountant by the accounting firms of Arthur Andersen & Co. (from 1978 to 1980) and Brady, Martz & Associates P.C. (from 1980 to 1997).  Mr. Stewart has been a member of the Board of Trustees of Investors Real Estate Trust (NYSE – IRET) since 2004. He graduated summa cum laude with a Bachelor of Science in Business Administration from the University of North Dakota.

Jeff Wilson, age 53, has been a director of Command Center, Inc., since September 21, 2010.  On September 2, 2014, Mr. Wilson was appointed as the Company’s Chief Financial Officer.  Before joining the Company as an officer, Mr. Wilson served as Chief Financial Officer of Acumatica, a privately held cloud-based ERP provider based in Kirkland, Washington. Prior to joining Acumatica, from April 2006, Mr. Wilson served as the Chief Financial Officer of Microvision, Inc., a publicly-traded technology company based in Redmond, Washington. Prior to this appointment, he had served as Microvision's Controller and Principal Accounting Officer since August 1999. Before joining Microvision, Mr. Wilson served from 1991 to 1999 in various accounting positions for Siemens Medical Systems, Inc., a developer and manufacturer of medical imaging equipment. Prior to 1991, Mr. Wilson served as a manager with the accounting firm Price Waterhouse (now PricewaterhouseCoopers). Mr. Wilson is a certified public accountant and holds a B.S. in Accounting from Oklahoma State University.

 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL 5 NOMINEES FOR THE BOARD OF DIRECTORS.

PROPOSAL 2:          RATIFICATION OF SELECTION OF PMB HELIN DONOVAN AS INDEPENDENTAUDITOR

Once again, the Audit Committee of the Board of Directors has selected PMB Helin Donovan ("PMB") as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 26, 2014. Shareholder ratification of the selection of PMB as the Company’s independent auditors is not required by the Bylaws or otherwise. However, Management is submitting the selection of PMB to the shareholders for ratification as a matter of corporate practice. If the shareholders fail to ratify the selection, Management will reconsider whether or not to retain that firm. Even if the selection is ratified, Management, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

PMB is experienced in the field of accounting and is well qualified to act in the capacity of auditors. A representative of PMB will be present at the Annual Meeting to respond to appropriate questions by shareholders and will have the opportunity to make a statement if desired.  Services provided by PMB to the Company in fiscal year 2013 are described below.

The following table presents fees billed to the Company relating to the audit of the Financial Statements at December 27, 2013, and December 28, 2012, respectively. We expect that PMB will serve as our auditors for fiscal year 2014.

Year Ended	December 27, 2013	December 28, 2012
Audit Fees	$107,000	$140,300
Audit-related Fees	-	-
Tax Fees	25,840	26,100
All Other Fees	2,500	1,500
Total Fees	135,340	167,900

Fees Paid to Independent Registered Public Accountant for Fiscal Years 2013 and 2012.

For the fiscal years ending December 27, 2013, and December 28, 2012, our independent auditor was PMB. MartinelliMick, PLLC provided audit and other services in the first half of 2012 relating to the audit of the financial statements for fiscal year 2011.

The Audit Committee reviews and approves audit and permissible non-audit services performed by its independent auditors, as well as the fees charged for such services.  In its review of non-audit service fees and the appointment of its independent auditors as the Company's independent accountants, the Audit Committee considered whether the provision of such services is compatible with maintaining its auditors' independence. All of the services provided and fees charged by its independent auditors in 2013 and 2012 were pre-approved by the Audit Committee.

Audit Fees.  The aggregate fees billed by PMB for professional services for the audit of the annual financial statements of the Company and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for 2013 were $107,000.

The aggregate fees billed by PMB and MartinelliMick, PLLC(1) for professional services for the audit of the annual financial statements of the Company and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for 2012 were $140,300.
__________________
(1)
As disclosed in the Form 8-K filed on June 22, 2012, the Company dismissed MartinelliMick, PLLC as our independent registered public accounting firm. The report of MartinelliMick, PLLC on the Company’s financial statements for the fiscal year ending December 30, 2011, did not contain an adverse opinion or disclaimer of opinion, and such report was not qualified or modified as to uncertainty, audit scope, or accounting principle.

Audit-Related Fees.  Other fees billed by PMB for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements and not reported under “Audit Fees” above for 2013 were $2,500.

Other fees billed by PMB for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements and not reported under “Audit Fees” above for 2012 were $1,500.

Tax Fees.  The aggregate fees billed by PMB for professional services for tax compliance billed in 2013 were $25,840.

The aggregate fees billed by PMB for professional services for tax compliance billed in 2012 were $26,100.

All Other Fees.  There were no fees billed by PMB during 2013 for any other products or services provided. There were no fees billed by PMB or MartinelliMick during 2012 for any other products or services provided. The services described above were approved by the Audit Committee pursuant to the policy described below; the Audit Committee did not rely on any of the exceptions to pre-approval under Rule 2-01(c)(7)(i)(C) under Regulation S-X.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2

PROPOSAL 3:   ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Company is providing its shareholders with the opportunity to cast an advisory vote on executive compensation as described below. Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, shareholders are entitled to an advisory (non-binding) vote on compensation programs for our Named Executive Officers (sometimes referred to as “say-on-pay”). In accordance, we are asking shareholders to approve, on an advisory basis, the compensation of  the Company’s listed officers disclosed in the “Compensation Discussion and Analysis,” and Summary Compensation Table and the related compensation tables, notes, and narrative in this Proxy Statement for our 2014 Annual Shareholders Meeting. The Company believes that it is appropriate to seek the views of shareholders on the design and effectiveness of the Company’s executive compensation program. Therefore, in accordance with that policy and pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are asking shareholders to approve, on an advisory basis, the compensation of the Company’s listed officers disclosed in “Compensation Discussion and Analysis,” the Summary Compensation Table and the related compensation tables, notes, and narrative in this proxy statement for our 2014 Annual Shareholders Meeting.

As described below in the “Compensation Discussion and Analysis” section of this proxy statement, our compensation program and stock option plan are designed to support our business goals and promote short- and long-term profitable growth of the Company and align compensation with the long-term interests of our shareholders.

We urge shareholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narratives, which provide detailed information on the compensation of our listed officers. The Board believes that the policies and procedures articulated in “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our listed officers reported in this proxy statement has supported and contributed to the company’s recent and long-term success.

Approval of this proposal requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote. Because the vote is advisory, it will not be binding upon the Board of Directors, and the Board of Directors will not be required to take any action as a result of the outcome of the vote on this proposal. The Board of Directors will carefully assess the voting results, and if those results reflect any broadly held issues or concerns, the Board of Directors will consult directly with shareholders to better understand their views.

The frequency of holding “say-on-pay” advisory votes was determined to be on a yearly basis by the decision of the shareholders during the Company’s 2013 Annual Shareholders Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 3

PROPOSAL 4:  OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not aware of any additional matters that will be presented for action at the Annual Meeting other than those described above. Should other business properly be brought before the Annual Meeting, it is intended that the accompanying Proxy will be voted thereon in the discretion of the persons named as proxies.

Additional Corporation Information

Security Ownership of Certain Beneficial Owners and Management

The following table summarizes ownership of common stock by our officers and directors and beneficial owners of more than 5% of the outstanding shares of our common stock, as of October 17, 2014:

Name & Address of Beneficial Owner (1)	Title of Class	Amount and Nature of Beneficial Ownership(2)	Percent of Class
Frederick J. Sandford (3)	Common Stock	890,000	1.4
Ronald Junck (4)	Common Stock	1,412,176	2.2
Ralph E. Peterson (5)	Common Stock	730,000	1.1
John Schneller (6)	Common Stock	380,000	0.6
Jeff Wilson (7)	Common Stock	112,500	0.2
JD Smith (8)	Common Stock	40,000	0.0
John Stewart(9)	Common Stock	20,000	0.0
All Officers & Directors as a Group	Common Stock	3,584,676	5.5
Jerry Smith (10)	Common Stock	5,625,073	8.6
Glenn Welstad(11)	Common Stock	4,943,844	7.6
Real Life Ministries, Inc.	Common Stock	3,401,275	5.2
______________
(1)	The address of the executive officers and Directors is: care of Command Center, Inc., 3901 N. Schreiber Way, Coeur d’Alene, Idaho, 83815.
(2)
Beneficial ownership is calculated in accordance with Rule 13-d-3(d)(1) of the Exchange Act, and includes shares held outright, shares held by entity(s) controlled by NEOs and/or Directors, and shares issuable upon exercise of options or warrants, which are exercisable on or within 60 days of August 1, 2013.

(3)	Frederick J. Sandford, the Company’s Chief Executive Officer, was awarded options for 1,500,000 shares in February 2013—750,000 of these options have vested and are included in this table.
(4)	Includes 1,162,176 shares held outright and options to purchase 250,000 shares.
(5)	Includes 460,000 shares held outright and options to purchase 270,000 shares.
(6)	Includes 255,000 shares held outright and options to purchase 125,000.
(7)	Includes 60,000 shares held outright and options to purchase 52,500 shares.
(8)	Includes 40,000 shares held outright.
(9)	Includes 20,000 shares held outright.
(10)	The number of shares comprising Jerry Smith’s beneficial ownership is based upon the written representation of his legal counsel.
(11)	The number of shares comprising Glenn Welstad’s beneficial ownership is based upon the best information available to the Company as of October 17, 2014.

Directors’ Stock Purchases

Outside directors John Schneller, Jeff Wilson(1), JD Smith and John Stewart were each awarded 20,000 shares in 2013.  Ralph Peterson, as Director Emeritus, was also awarded 20,000 shares in 2013.

In December 2012, each of three then-outside directors, Ralph Peterson, John Schneller and Jeff Wilson, was awarded 40,000 shares of Command Center common stock.  Outside director JD Smith was awarded 20,000 shares of Command Center common stock upon his appointment to the board in December 2012.
________________
(1)	As of December 27, 2013, Jeff Wilson was an independent outside director. As of September 2, 2014, he was no longer considered an independent outside director.

CORPORATE GOVERNANCE

Our Company’s corporate governance documents described below are available on our website at www.commandonline.com.

Meetings and Committees of the Board of Directors

The Board of Directors

During the fiscal year ending December 27, 2013, the Board of Directors (the “Board”) was composed of four outside directors and Frederick J. Sandford, President and Chief Executive Officer of the Company.

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and shareholders’ meetings. Meetings and actions of the Board include regular meetings, special meetings and actions by unanimous written consent.

During the fiscal year ended December 27, 2013, the Board met seven times, one of which was an annual meeting, two of which were regular meetings, and four of which were special meetings.  During fiscal 2013, the Board acted on one occasion through unanimous consent.  All directors who have served since the beginning of the last fiscal year have attended at least 75% of the meetings of the Board and of the committees on which they have served. There is no policy regarding director attendance at the annual meetings and special meetings of shareholders.

Committees of the Board of Directors

The Board of Directors has established three standing committees to facilitate and assist the Board in the execution of its responsibilities.  The committees are the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee.  The composition and function of each of our committees complies with the rules of the Securities and Exchange Commission that are currently applicable to us and we intend to comply with additional exchange listing requirements to the extent that they become applicable to us in the future. The Board has also adopted a charter for the Audit Committee, Compensation Committee and Nominating and Governance Committee. Charters for each committee are available on the Company’s website at www.commandonline.com in the “Investors” section.  The charter of each committee is also available in print to any shareholder who requests it. The table below shows current membership for each of the standing Board committees.  The current makeup of each committee is as follows:

Audit Committee	Compensation Committee	Nominating and Governance Committee
John Stewart (Chair)	John Schneller (Chair)	JD Smith (Chair)
John Schneller	JD Smith	John Schneller
JD Smith	John Stewart	John Stewart

The Committees are described below.

Audit Committee. The Audit Committee is comprised of three non-employee directors. As of December 27, 2013, the Audit Committee was comprised of Jeff Wilson (Chair), John Schneller and John Stewart. On September 2, 2014, director Jeff Wilson was appointed as the Company’s Chief Financial Officer, and on that date he relinquished his position on the Audit Committee. The Board of Directors then placed JD Smith on the committee as its third member. Presently, the Audit Committee is composed of John Stewart (Chair), John Schneller and JD Smith.

Our Board of Directors has determined that Mr. Stewart qualifies as an audit committee “financial expert” as defined under the Securities Exchange Act of 1934 and the applicable rules of the NASDAQ Capital Market. All members of the Audit Committee are financially literate pursuant to the NASDAQ Marketplace Rules.  During 2013, remote meetings were held each quarter to review our quarterly and annual filings, and several remote meetings were held to discuss the December 27, 2013, audit and the preparation of the financial statements for the period then ended. The Audit Committee held four formal meetings in 2013.

The Audit Committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
●	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
●	coordinating the oversight and reviewing the adequacy of our internal controls over financial reporting;
●	establishing policies and procedures for the receipt and retention of accounting related complaints and concerns;
●	preparing the audit committee report required by Securities and Exchange Commission rules to be included in our annual proxy statement; and
●	determining funding for, selecting, evaluating, and replacing independent auditors.

For the fiscal year ending December 27, 2013, the audit of our financial statements was reviewed by the Board of Directors and the Audit Committee. The Company’s auditors also held a teleconference with the Audit Committee.  During the telephone conference, the Audit Committee reviewed and discussed with the auditors, among other things:

●	the status of any significant issues arising during the quarterly reviews and annual audit of the Company’s financial statements;
●	the Company’s annual audit plan for 2013 and the internal and external staffing resources necessary to carry out the Company’s audit plans;
●	the Company’s significant accounting policies and estimates;
●	the Company’s progress toward documenting internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002;
●	the impact of new accounting pronouncements;
●	current tax matters affecting the Company; and
●	the Company’s management information systems.

Policy on Audit Committee Pre-Approval Procedures

The Audit Committee will pre-approve all audit and non-audit services provided by the independent registered public accounting firm prior to the engagement of the independent accountants with respect to such services.  Prior to appointment of the Audit Committee, the Board approved such services. The Company’s independent accountants may be engaged to provide non-audit services only after the Audit Committee has first considered the proposed engagement and has determined in each instance that the proposed services are not prohibited by applicable regulations, and that the accountants’ independence will not be materially impaired as a result of having provided such services.  In making this determination, the Audit Committee takes into consideration whether a reasonable investor, knowing all relevant facts and circumstances would conclude that the accountants’ exercise of objective and impartial judgment on all issues encompassed within the accountants’ engagement would be materially impaired. The Audit Committee may delegate its approval authority to pre-approve services provided by the independent accountants to one or more of the members of the Audit Committee, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

Compensation Committee. The Compensation Committee is comprised of three non-employee directors. As of December 27, 2013, the Compensation Committee was comprised of John Schneller (Chair), Jeff Wilson and JD Smith. On September 2, 2014, director Jeff Wilson was appointed as the Company’s Chief Financial Officer, and on that date he relinquished his position on the Compensation Committee. The Board of Directors then placed John Stewart on the committee as its third member. Presently, the Compensation Committee is composed of John Schneller (Chair), JD Smith and John Stewart. Directors John Schneller, JD Smith and John Stewart have been determined by the Board to be independent pursuant to Rule 10A-3 of the Exchange Act and the NASDAQ Marketplace Rules.  The Compensation Committee held five formal meetings in 2013.

The Compensation Committee oversees our executive compensation program, establishes our compensation philosophy and policies, and administers our compensation plans.  The Compensation Committee generally reviews the compensation programs applicable to executive officers on an annual basis.  In setting compensation levels for a particular executive, the Committee takes into consideration the proposed compensation package as a whole and each element individually, as well as the executive's past and expected future contributions to our business.
The scope of the Compensation Committee’s authority is outlined above. The Committee has the authority to engage its own independent advisors to assist in carrying out its responsibilities.  No such advisors are currently engaged. The Compensation Committee did not use an advisor to assist it in determining executive compensation for our 2013 fiscal year.  Executive management of the Company is actively involved in determining appropriate compensation and making recommendations to the Compensation Committee for its consideration.

Nominating and Governance Committee. The Nominating and Governance Committee is comprised of three non-employee directors. The Nominating and Governance Committee of the Board of Directors, as of December 27, 2013, was comprised of JD Smith (Chair), Jeff Wilson, and John Stewart. On September 2, 2014, director Jeff Wilson was appointed as the Company’s Chief Financial Officer, and on that date he relinquished his position on the Nominating and Governance Committee.  The Board of Directors then placed John Schneller on the committee as its third member. Presently, JD Smith (Chair), John Schneller and John Stewart serve on the Nominating and Governance Committee. The Nominating and Governance Committee held two formal meetings in 2013.

The Nominating and Governance Committee Charter grants such Committee the authority to determine the skills and qualifications required of directors and to develop criteria to be considered in selecting potential candidates for Board membership. Neither the Committee nor the Board has established any minimum qualifications for nominees, but the Board does consider the composition of the Board as a whole, the requisite characteristics (including independence, diversity, experience in industry, finance, administration and operations) of each candidate, and the skills and expertise of its current members, while taking into account the overall operating efficiency of the Board and its committees.

The Nominating and Governance Committee’s responsibilities include, but are not limited to:

●	developing and recommending to the Board criteria for Board and committee membership;
●	establishing procedures for identifying and evaluating director candidates including nominees recommended by shareholders;
●	identifying individuals qualified to become Board members;
●	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;
●	developing and recommending to the Board a code of business conduct and ethics and a set of corporate governance guidelines; and
●	overseeing the evaluation of the Board and management.

The Board’s Role in Risk Oversight

The Board has a comprehensive enterprise risk management process in which management is responsible for managing the Company's risks. The Board and its committees provide review and oversight in connection with these efforts. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Purposeful and appropriate risk taking is essential for the Company to be competitive and to achieve its strategic objectives.

The Board implements its risk oversight function both as a whole and through committees, which play a significant role in carrying out risk oversight. The risk oversight responsibility is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial, legal, regulatory, compliance, safety, environmental and political risks. While the Audit Committee is responsible for oversight of management’s risk management policies, oversight responsibility for particular areas of risk is allocated among the Board committees according to the committee’s area of responsibility as reflected in the committee charters.

In particular:

●
The full Board oversees strategic, financial and execution risks and exposures associated with the annual plan and other current matters that may present material risk to the Company’s operations, plans, prospects or reputation, in addition to acquisitions and executive management succession planning.

●
The Audit Committee oversees risks associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, credit and liquidity matters and compliance with legal and regulatory matters including environmental matters.

●
The Compensation Committee oversees risks and rewards associated with the Company’s attraction and retention of talent, management development, executive management succession plans, and compensation philosophy and programs, including a periodic review of such compensation programs to ensure that they do not encourage excessive risk-taking.

●
The Nominating and Governance Committee oversees risks associated with company governance, including our code of ethics, director succession planning, and the structure and performance of the Board and its committees.

The Company believes that its leadership structure, discussed in detail above, supports the risk oversight function of the Board. Strong directors chair the various committees involved in risk oversight, there is open communication between management and directors, and all directors are involved in the risk oversight function.

Audit Committee Report

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

Management has the primary responsibility for the Company’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting and Oversight Board and issuing an opinion thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. As part of its ongoing activities, the Audit Committee has:

●	reviewed and discussed with management and the independent registered public accounting firm the Company’s audited consolidated financial statements for the fiscal year ended December 27, 2013;

●
met with the Company’s Chief Executive Officer, Chief Financial Officer, and the independent registered public accounting firm to discuss the scope and the results of the audits and the overall quality of the Company’s financial reporting and internal controls;

●	discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended;

●
received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting and Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence as currently in effect, and discussed with the independent registered public accounting firm its independence from the Company; and

●	pre-approved all audit, audit related and other services to be provided by the independent registered public accounting firm.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 27, 2013, for filing with the Securities and Exchange Commission.

In addition, the Audit Committee appointed PMB Helin Donovan as the Company’s independent registered public accounting firm for the year ending December 26, 2014, and any interim periods, subject to the ratification of this appointment by the shareholders.

Audit Committee

John Stewart, Chairman
John Schneller
JD Smith

Compensation Committee Interlocks and Insider Participation

The following director and executive officer served as a member of the Compensation Committee during some or all of fiscal year 2013:  Jeff Wilson served on the Compensation Committee, the Audit Committee and the Nominating and Governance Committee throughout 2013 as an independent outside director; however, upon his appointment as the Company’s Chief Financial Officer on September 2, 2014, Mr. Wilson relinquished his position on each of these committees.

Related Person Transactions Policy and Procedures

As set forth in the written charter of the Audit Committee, any related person transaction involving a Company director or executive officer must be reviewed and approved by the Audit Committee. Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction. Related persons include any director or executive officer, certain shareholders and any of their “immediate family members” (as defined by SEC regulations). In addition, the Board of Directors determines on an annual basis which directors meet the definition of independent director under the Nasdaq Listing Rules and reviews any director relationship that would potentially interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director.

Certain Relationships and Related Party Transactions

As set forth in the Charter of the Audit Committee, any related person transaction involving a Company director or executive officer must be reviewed and approved by the Audit Committee. Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction. Related persons include any director or executive officer, certain shareholders and any of their “immediate family members” (as defined by SEC regulations). In addition, the Board of Directors determines on an annual basis which directors meet the definition of independent director under the Nasdaq Listing Rules and reviews any director relationship that would potentially interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director.

There are no reportable related party transactions between the Company and any executive officer, director or affiliate.

None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee. None of the current members of our Compensation Committee (as discussed above), nor any of their family members, has ever been one of our employees.

From time to time, our Audit Committee will review and report to our Board of Directors on any related party transaction. In considering related party transactions, the members of our Audit Committee are guided by their fiduciary duties to our shareholders. Our Audit Committee does not currently have any written or oral policies or procedures regarding the review, approval and ratification of transactions with related parties.

Indebtedness of Management

No director or executive officer or nominee for director, or any member of the immediate family of such has been indebted to the Company during the past year.

Officer and Director Legal Proceedings

There are no legal proceedings involving officers or directors of the Company.

Director Independence

The Board affirmatively determines the independence of each director and nominee for election as a director in accordance with certain criteria, which include all elements of independence set forth in the related Securities and Exchange Commission Rules and Regulations and the NASDAQ Marketplace Rules. As part of the Nominating and Governance Committee meetings and as they feel necessary or appropriate at full board meetings, the independent directors meet in executive session without management or any non-independent directors present.

Based on these standards and information provided in the Director and Officer Questionnaire, and by unanimous vote at a meeting held on August 25, 2014, the Board determined that John Schneller, Jeff Wilson, JD Smith and John Stewart as non-employee directors, are independent and have no material relationship with the Company, except as directors and as shareholders of the Company.

In making their determinations, the Board found no transactions, relationships or arrangements which might impair the independence of the respective directors.

In addition, based on Securities and Exchange Commission Rules and Regulations and NASDAQ Marketplace Rules, the Board affirmatively determined that Frederick J. Sandford is not independent because he is our President and Chief Executive Officer. Following his appointment as Chief Financial Officer on September 2, 2014, Jeff Wilson also ceased to be independent.

Indemnification

The Company’s Bylaws address indemnification of Directors and Officers. Washington law provides that Washington corporations may include within their Articles of Incorporation provisions eliminating or limiting the personal liability of their directors and officers in shareholder actions brought to obtain damages for alleged breaches of fiduciary duties, as long as the alleged acts or omissions did not involve intentional misconduct, fraud, a knowing violation of law or payment of dividends in violation of the Washington statutes. Washington law also allows Washington corporations to include in their Articles of Incorporation or Bylaws provisions to the effect that expenses of officers and directors incurred in defending a civil or criminal action must be paid by the corporation as they are incurred, subject to an undertaking on behalf of the officer or director that he or she will repay such expenses if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation because such officer or director did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. The Company’s Articles of Incorporation provide that a director or officer is not personally liable to the Company or its shareholders for damages for any breach of fiduciary duty as a director or officer, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distribution in violation of Washington Business Corporation Act.

Code of Ethics

We have prepared a Code of Ethics applicable to all directors and employees of the Company and a separate Code of Ethics applicable to our principal executive officer, principal financial officer and principal accounting officer that are designed to comply with the requirements of the Sarbanes-Oxley Act of 2002. The draft Codes of Ethics are intended to be submitted to the Board of Directors for adoption at a regular meeting.

We intend to disclose our Code of Ethics, and any subsequent amendments thereto, (other than technical, administrative or non-substantive amendments), and any waivers of a provision of the Code of Ethics for directors or executive officers, on our website at www.commandonline.com once such Codes of Ethics are adopted.

Compensation Risk Assessment

The Company has assessed the potential risk associated with the Company’s compensation programs, including any risk that would be reasonably likely to have a material adverse effect on the Company. This included an assessment of risks associated with each element of employee compensation. The assessment considered certain design features of the compensation programs that reduce the likelihood of excessive risk taking, such as reasonable performance targets, capped payouts of incentive compensation, a balance of short-term and long-term incentives, a balance of cash and equity incentives, and the vesting of awards over time. The Company does not believe our compensation program encourages excessive or inappropriate risk taking.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires our officers, directors, and certain other persons to timely file certain reports regarding ownership of and transactions in our securities with the Securities and Exchange Commission. Copies of the required filings must also be furnished to us. Based solely upon a review of the copies of Section 16(a) forms received by us, the Reporting Persons are presently in compliance with applicable filing requirements.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion reflects compensation paid to Named Executive Officers (“NEOs”) during our fiscal year 2013, including former executive officers Glenn Welstad, Dan Jackson and Todd Welstad.  Please see the Summary Compensation Table and the footnotes therein, below.

Overview of Compensation Program

We compete with many other temporary staffing companies in seeking to attract and retain a skilled work force. Our compensation philosophy is to offer our employees, including our executive officers, compensation that is competitive and that meets our goals of attracting, retaining and motivating highly skilled employees, but that is also consistent with our financial goals of cost containment and long-term profitability. Utilizing this philosophy, our executive compensation policies are designed to:

●	provide a total compensation package that is competitive with other companies in the temporary staffing industry, yet is consistent with our focus on profitability; and
●
emphasize incentive and equity compensation for our executive team in order to promote long-term incentives to increase shareholder value and align the interests of our officers with those of our shareholders.

General Philosophy and Objectives

In general, our objectives in structuring compensation programs for our NEOs is to attract, retain, incentivize, and reward talented executives who can contribute to our growth and success and thereby build value for our shareholders over the long term. In the past, we have focused on cash compensation in the form of base salary as the primary element of our compensation program for NEOs.

In past years, we did not have any executive compensation policies in place, and our Board of Directors was responsible for annually evaluating individual executive performance.  In 2008, the Board appointed the Compensation Committee and adopted the Compensation Committee Charter.  Subsequently, our Compensation Committee has reviewed and approved all of our executive compensation packages, and determined the appropriate level of each compensation component for each NEO based upon available compensation data. Our Compensation Committee has also relied on its members’ business judgment and collective experience in our industry. Although it did not benchmark our executive compensation program and practices, our Compensation Committee believes that our executive compensation levels have historically been at or below compensation levels for comparable executives in other companies of similar size and stage of development in similar industries and locations.

Say-on-Pay Vote

SEC rules require the Company to disclose whether and, if so, how it considered the results of the most recent Say-on-Pay vote in determining compensation policies and decisions and how that consideration has affected its executive compensation decisions and policies.

Responsive to the foregoing requirement, the Compensation Committee considered the fact that a majority of the votes represented at the 2013 annual meeting that could be cast were cast FOR the Say-on-Pay proposal, as set forth in the 2013 proxy statement. Given the shareholders’ (non-binding) approval of the compensation of the Named Executive Officers for fiscal year 2013, the Compensation Committee determined to continue to apply the same general approach with respect to compensation policies and decisions for fiscal year 2014, with slight modifications as deemed necessary by the committee to further the Company’s overall compensation philosophy.

The Compensation Committee will continue to consider the results of the annual Say-on-Pay votes in their future compensation policies and decisions. A more detailed analysis of our executive compensation decisions and policies in 2013 and 2014 is set forth below.

Elements of Our Compensation Program

The three primary components of our executive compensation program are: (i) base salary, (ii) incentive compensation in the form of cash bonuses, and (iii) equity based compensation.

Base Salary:  The compensation received by our NEO’s includes a base salary. Base salaries for our executives are established based on the scope of their responsibilities and individual experience. Subject to any applicable employment agreements, base salaries will be reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

Base salaries for each NEO employed at any time in 2013 were as follows:

Name	Position	2013 Base Salary
Frederick J. Sandford	Chief Executive Officer, President	$175,000
Glenn Welstad	Chief Executive Officer, President	200,000
Dan Jackson	Chief Financial Officer	185,000
Todd Welstad	Chief Operating Officer, Chief Information Office, Executive Vice President	185,000
Ronald L. Junck	Executive Vice President, Secretary, General Counsel	185,000
Ralph E. Peterson(1)	Principal Accounting Officer	0
________________
(1)
On August 1, 2013, Ralph Peterson was appointed as non-employee Principal Accounting Officer on an interim basis.  At the time of his appointment, Mr. Peterson was given nominal personal property with a value of approximately $1,000, but he received no additional compensation for serving as the Principal Accounting Officer. Mr. Peterson resigned as Principal Accounting Officer as of September 2, 2014.

On the date of this Proxy Statement, our present NEOs, along with their present base salaries for 2014 are:

Name	Position	Current Base Salary
Frederick J. Sandford(1)	Chief Executive Officer, President	$235,000
Jeff Wilson(2)	Chief Financial Officer	200,000
Ronald L. Junck	Executive Vice President, Secretary, General Counsel	185,000
________________
(1)	Mr. Sandford’s annual base salary was increased effective July 1, 2014, from $175,000 to $235,000 by action of the Compensation Committee and approval of the Board of Directors.
(2)	Mr. Wilson was appointed as the Company’s Chief Financial Officer on September 2, 2014.

Annual Bonus: In addition to base salaries, NEO compensation may include annual bonuses based on satisfactory achievement of performance objectives established by the Compensation Committee at the beginning of each fiscal year. We may increase the annual bonus paid to our NEO's at our discretion. Any annual bonuses must be approved by the Compensation Committee and may, in the discretion of the Committee be increased.

For 2013, the Compensation Committee adopted an Executive Bonus Plan based upon a combination of earnings before income taxes, depreciation and amortization (EBITDA) and revenue. Under this plan, the executive bonus pool consisted of the sum of: (i) 35% of EBITDA for 2013 in excess of $2,700,000 and (ii) 2% of revenue for 2013 in excess of $98,400,000.  The bonus pool was allocated 40% to the Chief Executive Officer and 20% to each other executive officer.  The 2013 bonus was not subject to a maximum limit.

For 2014, the Compensation Committee has implemented an Executive Bonus Plan wherein the executive bonus pool will consist of an amount equal to 35% of EBITDA for 2014 in excess of $5,000,000. The Chief Executive Officer will receive 40% of the bonus pool. The Chief Financial Officer will receive an amount equal to 55% of the total amount allocated to the Chief Executive Officer, and each other officer will receive an amount equal to 50% of the amount allocated to the Chief Executive Officer. The Board of Directors believes this plan best aligns the interests of the executive officers with the interest of the shareholders.

Bonuses for each of the NEO’s participating at any time in 2013 were as follows:

Name	Position	2013 Bonus Earned
Frederick J. Sandford	Chief Executive Officer, President	$357,882(1)
Glenn Welstad	Chief Executive Officer, President	0
Dan Jackson	Chief Financial Officer	0
Todd Welstad	Chief Operating Officer, Chief Information Officer, Executive Vice President	0
Ronald L. Junck	Executive Vice President, Secretary, General Counsel	178,941(1)
Ralph E. Peterson	Principal Accounting Officer	0
_________________
(1)	Bonus was paid in 2014.

Equity and Other Compensation: We offer $20,000 of Company-paid life insurance to most employees, including officers.

Stock options granted to each of the NEO’s in 2013 were as follows:

Name	Position	2013 Stock Option Grants

Frederick J. Sandford	Chief Executive Officer, President	$240,670

In addition, employment agreements with our executive officers may in the future provide for certain retirement benefits and potential payments upon termination of employment for a variety of reasons, including a change in control of our Company.   See Summary of Employment Agreements below.

Summary of Executive Employment Agreements

On February 22, 2013, we entered into an Executive Employment Agreement (the “Agreement”) with Frederick J. (“Bubba”) Sanford, our Chief Executive Officer and President. The key terms of the Agreement are as follows:

●	A base salary of $175,000(1), with an annual bonus opportunity (non-guaranteed) under the terms and conditions of the Executive Bonus Plan;
●	The Company will pay certain relocation expenses, travel and expense reimbursements, professional membership expenses, education expenses, and vacation;
●
The Company will make an initial grant of unvested options to acquire 1,500,000 shares of common stock, with the options vesting in four equal annual installments of 375,000 options, effective beginning on the Vesting Commencement Date as set forth in the Notice of Stock Option Award;

●
If there is a change in control (as defined in the Agreement), Mr. Sandford will continue to receive his Base Salary and Annual Bonus for 24 months after termination, together with vesting of all options granted pursuant to the Agreement. In the event of termination without cause (as defined in the Agreement), Mr. Sandford would continue to receive his Base Salary for the longer of: 18 months following termination or the remainder of the then current Agreement;

●	Noncompetition and confidentiality provisions are applicable under the Agreement; and
●	The effective date of the Agreement is February 22, 2013, and continues for two years unless sooner terminated (the “Employment Term”). Automatic extensions apply in certain events.
________________
(1)	The Board of Directors increased Mr. Sandford’s base salary to $235,000 on July 1, 2014.

During fiscal year 2013, there were no other executive employment agreements with any NEO.

During his tenure, Glenn Welstad received a base salary of $200,000 per year, effective September 2011, and was entitled to performance-based compensation in an amount determined by our Compensation Committee. Todd Welstad and Dan Jackson each received a base salary of $185,000 per year and were entitled to performance-based compensation in an amount determined by the Compensation Committee. Ronald Junck receives a base salary of $185,000 per year, effective September 2011, plus performance-based compensation as determined by the Compensation Committee. All our executive officers receive expense reimbursement for business travel and participation in employee benefits programs made available during the term of employment.

On September 2, 2014, we entered into an Executive Employment Agreement (the “Agreement”) with Jeff Wilson, our new Chief Financial Officer. The key terms of the Agreement are as follows:

●	A base salary of $200,000, with an annual bonus opportunity (non-guaranteed) under the terms and conditions of the Executive Bonus Plan;
●	The Company will pay certain relocation expenses, travel and expense reimbursements, professional membership expenses, education expenses, and vacation;
●	The Company will make an initial grant of unvested options to acquire 500,000 shares of common stock, with the options vesting in four equal annual installments of 125,000 options, effective beginning on the Vesting Commencement Date as set forth in the Notice of Stock Option Award;
●	Two additional performance stock awards are included, each in the amount of 100,000 shares of restricted common stock, to vest in accordance with the terms of the Agreement;
●	If there is a change in control (as defined in the Agreement), Mr. Wilson will continue to receive his Base Salary and Annual Bonus for 12 months after termination, together with vesting of all options granted pursuant to the Agreement. In the event of termination without cause (as defined in the Agreement), Mr. Wilson would continue to receive his Base Salary for 12 months following termination;
●	Noncompetition and confidentiality provisions are applicable under the Agreement; and
●	The effective date of the Agreement is September 2, 2014, and continues for one year unless sooner terminated (the “Employment Term”). On September 2, 2015, the Employment Term will automatically be extended for an additional year unless either party gives written notice of intention not to extend the Employment Term.

Potential Payments upon Termination and Change in Control

The following are summaries setting forth potential severance payments and benefits provided for Frederick J. Sandford and Jeff Wilson, the only NEOs with written employment agreements.

Frederick J. Sandford, President and Chief Executive Officer	Involuntary Termination without Cause (2)	Termination for Change in Control (3)	Death (4)	Disability (4)
Base Salary	$352,500	$470,000	$117,500	$117,500
Bonus (1)	352,500	470,000	--	--
TOTAL	705,000	940,000	117,500	117,500
_____________
(1)   For purposes of this table, the annual bonus amount is assumed to be equal to 100% of base salary.
(2)   Includes base salary and bonus for 18 months.
(3)   Includes base salary and bonus for 24 months.
(4)   Includes base salary for six months.

Jeff Wilson, Chief Financial Officer	Involuntary Termination without Cause (2)	Termination for Change in Control (3)	Death (4)	Disability (4)
Base Salary	$200,000	$200,000	100,000	100,000
Bonus (1)	129,250	129,250	--	--
TOTAL	329,250	329,250	100,000	100,000
_____________
(1)   For purposes of this table, the bonus amount is assumed to be equal to 55% of the President and CEO’s annual bonus stated above.
(2)   Includes base salary and bonus for 12 months.
(3)   Includes base salary and bonus for 12 months.
(4)   Includes base salary for six months.

Payments Made Upon Any Termination

Regardless of the manner in which an NEO’s employment terminates, the executive is entitled to receive amounts earned during his term of employment. Such amounts include: earned but unpaid salary through the dare of termination; non-equity incentive compensation earned and payable prior to the date of termination; option grants received which have vested and are exercisable prior to the date of termination (subject to the terms of the applicable option agreements); and unused vacation pay.

Payments Made Upon Involuntary Termination without Cause

As a result of employment agreements entered into by the Company with the NEOs, in the event that an NEO’s employment is involuntarily terminated without cause, the executive would receive the items identified under the heading “Payments Made Upon Any Termination” above and:

●
In the case of Mr. Sandford, he will continue to receive his base salary and maximum base bonus for the longer of:  18 months following termination or the remainder of the then-current term of the agreement;

●	In the case of Mr. Wilson, he will continue to receive his base salary and maximum base bonus for 12 months.

Payments Made Upon a Change in Control

As discussed in detail in the Compensation Discussion and Analysis, Mr. Sandford’s and Mr. Wilson’s employment agreements, along with the Stock Award Plan, contain change in control provisions. The benefits, in addition to the items listed under the heading “Payments Made Upon Any Termination” above, include:

●	In the case of Mr. Sandford, he will continue to receive his base salary and maximum base bonus for 24 months;
●	In the case of Mr. Wilson, he will continue to receive his base salary and maximum base bonus for 12 months.

Payments Made Upon Death or Permanent Disability

In the event of the death or permanent disability of an NEO, the executive would receive, the items listed under the heading “Payments Made Upon Any Termination” above and:

●	In the case of Mr. Sandford, his personal representative or estate will continue to receive the executive's base salary during the six-month period following the date of termination;
●	In the case of Mr. Wilson, his personal representative or estate will continue to receive the executive's base salary during the six-month period following the date of termination.

Other Retirement or Disability Payments

Except for Mr. Sanford and Mr. Wilson, the Company has no formal retirement obligations to make any payments to any other NEO upon his death, disability or retirement.

Perquisites and Other Personal Benefits

From a philosophical standpoint, the Company does not provide NEO’s with perquisites and personal benefits that are not available to all employees. The Company makes available standard health benefits packages including medical, dental and vision coverage, for the same premium contributions as offered to all full time employees of the Company.  The Company believes that the compensation potential available from its three main components of compensation detailed herein are sufficiently attractive that the reliance on other forms of exclusive perquisites and benefits are not necessary to enable the Company to attract and retain superior employees for key positions.

The Company does not believe that the aggregate value of any perquisites for any NEO exceeds $10,000 per year.

Role of Executive Officers in Compensation Decisions

The Compensation Committee oversees our executive compensation program, establishes our compensation philosophy and policies, and administers our compensation plans.  The Compensation Committee generally reviews the compensation programs applicable to executive officers on an annual basis.  In setting compensation levels for a particular executive, the Committee takes into consideration the proposed compensation package as a whole and each element individually, as well as the executive's past and expected future contributions to our business.

The Committee meets regularly with our Chief Executive Officer, Mr. Sandford, to obtain recommendations with respect to Company compensation programs, practices and packages for executives, other employees and directors.  Mr. Sandford makes recommendations to the Committee regarding the base salary and equity compensation for the executive team.  The Compensation Committee values Mr. Sanford’s input since he is well placed to know the capabilities and achievements of each of our NEOs, as well as what would motivate his team financially, both in terms of long-term and short-term compensation.

Mr. Sandford attends many of the Committee's meetings, but the Committee also regularly holds executive sessions not attended by any members of management or non-independent directors.  The Committee discusses Mr. Sanford’s compensation package with him, but makes decisions with respect to his compensation and the compensation of other NEOs without him present.  The Committee has not delegated any of its authority with respect to the compensation of executive officers.  The Committee also consults our Chief Financial Officer and General Counsel in evaluating the financial, accounting, tax and legal implications of our various compensation programs.

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public Company for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executive officers. However, if certain performance-based requirements are met, qualifying compensation will not be subject to this deduction limit. Current compensation levels are substantially below $1,000,000 to our CEO and the other four most highly compensated executive officers. While the limitations of Section 162(m) generally have not been of concern to us, we intend to consider the requirements of Section 162(m) in developing our compensation policies in the future.

Accounting for Stock-Based Compensation

The Company accounts for stock-based payments, including its stock option plans in accordance with the requirements of Accounting Standards Codification Topic 718, Compensation-Stock Compensation.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the foregoing “Compensation Discussion and Analysis” as required by Item 402(b) of Regulation S-K with Management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

Summary of Director Compensation

The Compensation Committee determines the compensation for the Company’s directors and officers, based on industry standards and the Company’s financial situation. During 2013, we paid each of our non-employee directors the base amount of $25,000 as an annual retainer, paid over a quarterly basis, together with stock options. In addition, we paid a fee of $5,000 per annum, paid quarterly, if the non-employee director was chairman of a committee. Our employee directors receive no additional compensation for attendance at Board meetings or meetings of Board committees. Non-employee directors are also reimbursed for any expenses they may incur in attending meetings.

The following table summarized the cash, equity awards, and all other compensation earned by each of our non-employee directors during the year ended December 27, 2013.

Name	Fees Earned	Stock Award (1)	Option Award	All Other	Total
Ralph E. Peterson	$23,750	$7,800	$-	$-	$31,550
Jeff Wilson	27,500	7,800	-	-	35,300
John Schneller	27,500	7,800	-	916	36,216
J.D. Smith	27,500	7,800	-	364	35,664
John Stewart(2)	6,250	7,800	-	914	14,964
__________
(1)
This column represents the grant date fair value of shares awarded to each non-employee director in 2013 (20,000 shares each) in accordance with
GAAP. The amounts were calculated using the closing price of our stock on the grant date.

(2)	On November 7, 2013, the Shareholders elected Mr. Stewart to the Board of Directors.

Remuneration of Executive Officers

The following table sets forth the names and ages of all executive officers of the Company as of December 27, 2013(1); all positions by such persons; term of office(2) and the period during which he has served as such; and any arrangement or understanding between him and any other person(s) pursuant to which he was elected as an officer:

Name of Officer	Age	Position	Period of Service

Frederick J. Sandford	52	Chief Executive Officer, President	2/22/13 – present

Ronald L. Junck	66	Executive Vice President, Secretary, General Counsel	10/10/06 – present
___________
(1)
In addition to those named in the table, as of the date of this Proxy Statement, Jeff Wilson, age 53, is also a Named Executive Officer, having been appointed September 2, 2014, by the Board of Directors.

(2)
Executive officers serve at the pleasure of the Board of Directors. Unless otherwise set forth in any Executive Employment Agreement (as discussed above), the term of office for each executive officer is generally for a period of one year or until his successor is duly appointed.

Information concerning the compensation received by all officers of the Company employed at any time in 2013 and 2012 is provided in the following Summary Compensation Table.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-equity Incentive Plan Compensation	All Other Compensation	Total

Frederick J. Sandford,(1)	2013	$141,430	$357,882	$-	$240,670	$-	$32,232	$772,214
Chief Executive Officer	2012	-	-	-	-	-	-	-

Glenn Welstad, (2)	2013	38,227	-	-	-	-	-	38,227
Former Chief Executive Officer and Director	2012	200,000	107,082	-	-	-	-	307,082

Todd Welstad, (3)	2013	135,192	-	-	-	-	-	135,192
Former Chief Operating Officer, Chief Information Officer and Executive Vice President	2012	185,000	133,738	-	33,315	-	-	352, 053

Dan Jackson, (4)	2013	120,961	-	-	-	-	11,632	132,593
Chief Financial Officer	2012	130,110	93,810	-	166,575	-	8,027	398,522

Ron Junck,	2013	185,000	178,941	-	-	-	-	363,941
Executive Vice President, Secretary, General Counsel and Former Director	2012	185,000	99,050	-	-	-	-	284,050

Ralph E. Peterson, (5)	2013	-	-	-	-	-	-	-
Director and Former Chief Financial Officer	2012	74,000	-	-	13,326	-	-	87,326

Jeff R. Mitchell, (6)	2013	-	-	-	-	-	55,000	55,000
Former Director and Chief Financial Officer	2012	-	64,904	-	-	-	77,019	141,923
______________
(1)	Frederick J. Sandford was appointed Chief Executive Officer on February 22, 2013.
(2)	Glenn Welstad resigned as Chief Executive Officer effective February 19, 2013.
(3)	Todd Welstad was terminated by the Board of Directors as Chief Operating Officer, Chief Information Officer and Executive Vice President effective July 11, 2013.

(4)
Dan Jackson was appointed Chief Financial officer on May 16, 2012. His annual base salary in 2013 was at the rate of $185,000. Compensation paid to Mr. Jackson other than base salary related to commuting expenses paid on his behalf.  Mr. Jackson resigned his position with the Company effective May 17, 2013.

(5)
Ralph Peterson served as Chief Financial Officer after Mr. Mitchell ended his employment in December 2011. Mr. Peterson served in this capacity on an interim basis until May 16, 2012, when Dan Jackson was appointed Chief Financial Officer. Mr. Peterson’s 2012 annual salary was $185,000.  On August 1, 2013, Mr. Peterson was then appointed non-employee Principal Accounting Officer on an interim basis.  He resigned as Principal Accounting Officer effective September 2, 2014.

(6)	Other compensation for Mr. Mitchell in 2013 and 2012 relates to severance.

Grants of Plan-Based Awards

During 2012, we granted 1,875,000 stock options to employees, officers and directors exercisable at a price of $0.41, which expire on May 9, 2017. Options granted in 2012 vest over a period of four years, with 25% vesting on the first anniversary of the date of grant and 25% vesting each anniversary thereafter for the following three years.

The information specified concerning the outstanding stock options of the named executive officers during the fiscal year ended December 27, 2013, is provided in the following Table:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Grant Date	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Option exercise price	Option expiration date
Frederick Sandford	2/22/2013	750,000	750,000	0.20	2/21/2018
Dan Jackson (1)	5/10/2012	125,000	-	0.41	5/9/2017
Ron Junck	5/6/2010	250,000	-	0.17	5/5/2015
Ralph E. Peterson	5/6/2010	250,000	-	0.17	5/5/2015
____________
(1)
 In an agreement entered into following Mr. Jackson’s resignation on May 17, 2013, he and the Company agreed that his then-vested options for 125,000 shares would remain in effect until the expiration date of 5/09/17 unless sooner exercised and the remainder of his option grant was declared expired.

During our fiscal year ended December 27, 2013, there were no options exercised by our NEO’s or Directors. All stock awards were valued based on the market price of our common stock at the dates of issuance or the date the services were earned. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. Expected volatility is based on historical annualized volatility of our stock.

Securities Authorized for Issuance under Equity Compensation Plans

We currently have two equity compensation plans, namely the Command Center, Inc. 2008 Employee Stock Incentive Plan, and the Command Center, Inc. 2008 Employee Stock Purchase Plan, which have been approved by shareholders. The following table provides information as of December 27, 2013, regarding our existing compensation plans under which equity securities of the Company are authorized for issuance:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders (1)	3,950,500	$0.26	2,449,500
Equity compensation plans approved by security holders (2)	-	-	1,000,000
Equity compensation plans not approved by security holders	-	-	-
Total	3,950,500	0.26	3,449,500
_____________
(1)
Consists of 6,400,000 shares issuable under the Command Center, Inc. 2008 Employee Stock Incentive Plan. This Plan was adopted by our Board of Directors on October 24, 2008, and approved by our shareholders at the 2009 Annual Meeting of Shareholders on January 20, 2009.

(2)
Consists of 1,000,000 shares issuable under the Command Center, Inc., Employee Stock Purchase Plan. This Plan was adopted by our Board of Directors on October 24, 2008, and approved by our shareholders at the 2009 Annual Meeting of Shareholders on January 20, 2009.

We do not currently have a Long-Term Incentive Plan (“LTIP”).

SHAREHOLDER PROPOSALS AND OTHER MATTERS

The Company’s next annual meeting is expected to be held in November of 2015.  A Shareholder who desires to have a qualified proposal considered for inclusion in the Proxy Statement for that meeting must notify the Secretary of the terms and content of the proposal no later than January 15, 2015. The Company's By-Laws outline the procedures including notice provisions, for Shareholder nomination of directors and other Shareholder business to be brought before shareholders at the Annual Meeting. A copy of the pertinent Bylaw provisions is available upon written request to 3901 N. Schreiber Way, Coeur d’Alene, Idaho, 83815, Attention: Corporate Secretary

FORM 10-K

Any shareholder of record may obtain a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 2013 (the “Form 10-K”), without cost, upon written request to the Secretary of the Company.  The Form 10-K is not part of the proxy solicitation material for the Annual Meeting but may be provided. Additionally, the Securities and Exchange Commission maintains a web site that contains reports and other information at the following address http://www.sec.gov, as well as links from the Company’s website at www.commandonline.com. Upon request by any shareholder to the Company Secretary at the address listed above, we will furnish a copy of any or all exhibits to the Form 10-K for 2013.

FORWARD LOOKING STATEMENTS

This 2014 Proxy Statement includes statements of judgment and forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on our current expectations, estimates and projections about our industry, our business, compensation, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," or similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected performance and compensation. Actual results could differ significantly from those projected in the forward-looking statements as a result of certain factors, including, but not limited to, the risk factors discussed in our Form 10-K for the year ended December 27, 2013. We assume no obligation to update the forward-looking statements.

By Order of the Board of Directors,

/s/ Ronald L. Junck
Ronald L. Junck, Secretary

Ocotber 23,2014

COMMAND CENTER, INC.
3901 N. Schreiber Way, Coeur d’Alene, Idaho  83854
Telephone: 208-773-7450

PROXY
FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
COMMAND CENTER, INC.
This Proxy Is Solicited On Behalf Of the Board of Directors

Electronic Voting Instructions
You can vote by Internet:  Available 24 hours a day, 7 days a week!  Instead of mailing your proxy, you may choose to vote via the Internet as outlined below to vote your proxy.

Proxies submitted by the Internet must be received by December 10, 2014, at 10:00 a.m., Pacific Standard Time.

To vote by Internet:

●	Log on to the Internet and go to www.columbiastock.com/voting;
●	Follow the steps outlined on the secure website.

IF YOU HAVE NOT VOTED VIA THE INTERNET, RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

The undersigned hereby revokes all previous proxies for his/her stock and appoints Frederick J. Sandford and Ronald L. Junck, with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of Command Center, Inc., which the undersigned is entitled to vote at the Annual Meeting of the Shareholders to be held at Hampton Inn & Suites, 1500 Riverstone Drive, Coeur d’Alene, Idaho, 83814, on Thursday, December 11, 2014, at 10 a.m. (Pacific Standard Time) and at any adjournments thereof.  Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxy's discretion on such other matters as may properly come before the meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS:

1.  To elect Directors

	FOR	WITHHELD

Frederick J. Sandford	☐	☐
John Schneller	☐	☐
JD Smith	☐	☐
John Stewart	☐	☐
Jeff Wilson	☐	☐

	FOR	AGAINST	ABSTAIN

2. To ratify the selection of PMB Helin Donovan as the independent auditors for the Company for the fiscal year ending December 26, 2014	☐	☐	☐

3. To approve, on a non-binding advisory vote, the compensation paid to our Named Executive Officers	☐	☐	☐

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, and 4.

Your vote authorizes the proxies named on the front of this proxy card. By signing this proxy card, you acknowledge receipt of the Notice of Annual Meeting of Shareholders to be held December 11, 2014.

Please sign exactly as your name appears on the proxy. When shares are held by joint tenants, both should sign.  When signing as attorney, as executor, administrator, trustee, or guardian, please give title as such.  If a corporation, please sign in corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Signature: _______________________________

Signature if held jointly: _______________________________

Date: _______________________

I will   or will not    attend the meeting.

Please return this proxy in the envelope provided unless you vote by the internet.

Your vote through the Internet authorizes the proxies named on the front of this proxy card in the same manner as if you marked, signed, dated and returned the proxy card. If you choose to vote your shares through the internet, there is no need for you to mail back your proxy card. By signing this proxy card or voting through the Internet, you acknowledge receipt of the Notice of Annual Meeting of Stockholders to be held December 11, 2014, and the Proxy Statement dated October 23, 2014.